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                                                                       EXHIBIT 2

                                     WARRANT
                           TO PURCHASE COMMON STOCK OF
                           CONTANGO OIL & GAS COMPANY
                              A NEVADA CORPORATION
                                 (THE "COMPANY")

                            EXPIRING AUGUST 24, 2005


     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, UNLESS (i) THE OFFER AND SALE IS REGISTERED UNDER THE SECURITIES ACT, OR (ii) THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION AND THE TERMS OF SECTION 5.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE ORIGINALLY PURCHASED HAVE BEEN COMPLIED WITH. (A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE COMPANY.)


                            THIS IS TO CERTIFY THAT:


     Trust Company of the West, a California trust company, in its capacities as Investment Manager pursuant to the Investment Management Agreement dated as of June 6, 1988 between General Mills, Inc. and the Trust Company of the West and as Custodian pursuant to the Custody Agreement dated as of February 6, 1989 among General Mills, Inc., the Trust Company of the West and State Street Bank and Trust Company, as Trustee ("HOLDER"), or registered assigns, is entitled to purchase from the Company at any time and from time to time on and after the date hereof but not later than 5 p.m., Central Standard Time, on August 24, 2005 (the "EXPIRATION DATE"), Five Hundred Thousand (500,000) Stock Units, in whole or in part, at a per Stock Unit purchase price at any date equal to the Purchase Price (as defined below), all on the terms and conditions hereinbelow provided.

               A. CERTAIN DEFINITIONS. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement. As used in this Warrant:

     "5-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then traded over the 5-trading day period immediately prior to such date or, if the Common Stock is not then traded on a securities exchange or national market system, the average of the bid and asked prices on the over-the-counter market on which the Common Stock is then traded as of the close of such market over the 5-trading day period immediately prior to such date.

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     "30-DAY AVERAGE PRICE" per share of Common Stock, for purposes of any provision herein at the date specified in such provision, shall mean the average closing price of the Common Stock on the securities exchange or other national market system on which the Common Stock is then listed over the 30-trading day period immediately prior to such date or, if the Common Stock is not then traded on a securities exchange or national market system, the average of the bid and asked prices on the over-the-counter market on which the Common Stock is then traded as of the close of such market over the 30-trading day period immediately prior to such date.

     "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company after the Closing Date other than (i) any shares of Common Stock issued pursuant to the outstanding warrants and options listed on Attachment 1, (ii) shares of Common Stock issued pursuant to options to purchase Common Stock issued pursuant to the Company's 1999 Stock Incentive Plan, including those options issued to date under such plan and listed on Attachment 1, in an aggregate amount not to exceed 5,000,000 shares, (iii) any shares of Common Stock issued upon the exercise of options granted to Juneau Exploration Company, LLC ("JEX") pursuant to the Company's exploration agreement with JEX dated September 1, 1999, as amended, (iv) any shares of Common Stock issued to Glen Dillon in a number not to exceed 1,250 per month, (v) any shares of Common Stock issued upon conversion of Series A Preferred Stock issued to the Trust Company of the West, in its capacities as Investment Manager and Custodian ("TCW"), (vi) any shares of Common Stock issued to William Gibbons, the Company's treasurer and assistant secretary, in a number not to exceed 2,000 shares per month through December 31, 2000, (vii) any shares of Common Stock issued pursuant to warrants to purchase up to 125,000 shares of Common Stock issued to Fairfield Industries Incorporated on or prior to the Closing Date, (viii) any shares of Common Stock issued pursuant to warrants to purchase up to 125,000 shares of Common Stock issued to JEX on or prior to the Closing Date, (ix) any shares of Common Stock issued pursuant to warrants to purchase up to 250,000 shares of Common Stock issued to the Southern Ute Indian Tribe doing business as the Southern Ute Indian Tribe Growth Fund ("SUIT") on or prior to the Closing Date, (x) any shares of Common Stock issued pursuant to warrants to purchase up to 500,000 shares of Common Stock issued to TCW on or prior to the Closing Date, (xi) any shares of Common Stock issued pursuant to options granted to SUIT on a quarterly basis to the same extent such options are granted to the Company's outside directors under the 1999 Stock Incentive Plan, (xii) any shares of Common Stock issued pursuant to options granted to TCW on a quarterly basis to the same extent such options are granted to the Company's outside directors under the 1999 Stock Incentive Plan, (xiii) any shares of Common Stock issued upon conversion of the Company's Series B Preferred Stock at a conversion price per share of not less than $2.00 which stock shall be designated, issued and sold prior to June 30, 2001 for an aggregate purchase price not to exceed $7,500,000, and (xiv) any shares of Common Stock issued pursuant to a 401(k) or other qualified retirement plan for officers, directors or employees of the Company and its affiliates in an aggregate amount not to exceed 100,000 shares.

     "AGGREGATE PURCHASE PRICE" shall have the meaning given in Section 2 below.

     "APPRAISED VALUE" shall mean the fair market value of all outstanding Common Stock, as determined by a written appraisal (the "APPRAISAL") prepared by a national or major regional investment bank acceptable to the Board of Directors



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     of the Company and the Holder. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Company. In the event that the Company and Holder cannot, in good faith, agree upon an investment bank, then the Company, on the one hand, and Holder, on the other hand, shall each select an investment bank, the two investment banks so selected shall select a third investment bank who shall be directed to prepare the Appraisal and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The Company shall pay for the cost of any such Appraisal.

     "BOARD OF DIRECTORS" shall mean the duly appointed board of directors of the Company.

     "BUSINESS DAY" shall mean a day, other than a Saturday, Sunday or legal holiday on which commercial banks are authorized or obligated by law or executive order to close in the States of Texas or California.

     "CLOSING DATE" shall mean August 24, 2000.

     "COMMISSION" shall mean the Securities and Exchange Commission.

     "COMMON STOCK" shall mean the Company's authorized common stock, $.04 par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such common stock may thereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of Common Stock upon any reclassification thereof.

     "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "CURRENT MARKET PRICE" per share of Common Stock for the purposes of any provision of this Warrant at a date herein specified, shall mean the greater of (i) the 30-Day Average Price of the Common Stock or (ii) the 5-Day Average Price of the Common Stock; PROVIDED, that if the Current Market Price per share of Common Stock cannot be ascertained by such methods, then the Current Market Price per share of Common Stock shall be deemed to be the greater of (i) the net book value per share of Common Stock, determined in accordance with generally accepted accounting principles, or (ii) the fair value per share of Common Stock determined pursuant to the Appraised Value.

     "CURRENT WARRANT PRICE" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Purchase Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

     "PERSON" shall mean any individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated



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     organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "PURCHASE PRICE" shall mean $1.00 per Stock Unit.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "STOCK UNIT" shall mean one share of Common Stock, as such Common Stock was constituted on the date of original issue of this Warrant and thereafter shall mean such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4 of this Warrant.

     "WARRANT" shall mean this Warrant, evidencing rights to purchase shares of Common Stock, and all Warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the Common Stock for which they may be exercised.

     "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the Holder upon the exercise hereof.

               B. EXERCISE OF WARRANT. The holder of this Warrant may, at any time on or after the date hereof but not later than the Expiration Date, exercise this Warrant in whole or in part for the number of Stock Units which such holder is then entitled to purchase hereunder (the "Eligible Stock Units"). In order to exercise this Warrant, in whole or in part, the holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to Section 16: (i) a written notice of such holder's election to exercise this Warrant,
          (ii) this Warrant, and (iii) the total purchase price for the shares being purchased upon such exercise by (a) delivery in cash, by wire transfer or certified or official bank check of immediately available funds in an amount equal to the product of the Purchase Price multiplied by the number of Stock Units being purchased upon such exercise (the "AGGREGATE PURCHASE PRICE"), (b) by delivery of shares of Common Stock held by the Holder having a Current Market Price equal to the Aggregate Purchase Price or (c) to the extent permitted by applicable law, the delivery of a notice to the Company that the Holder is exercising the Warrant without payment of the Purchase Price by authorizing the Company to deliver the number of shares of Warrant Stock issuable upon exercise of the Warrant to be determined based upon the following formula:

     ((MP - WP) x WS)/MP =   the number of shares of Warrant Stock issuable
                             upon exercise of this Warrant without payment of the Purchase Price

     WHERE:

            MP =     Current Market Price


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            WP =     Current Warrant Price

            WS = The number of shares of Warrant Stock issuable upon exercise of this Warrant (in whole or in part).

Such notice may be in the form of the Subscription set out at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise. In the event the holder of this Warrant elects to exercise this Warrant with respect to less than all of the then Eligible Stock Units, the Company shall also return to the holder, this Warrant marked to show the remaining Stock Units eligible to be exercised.

The stock certificate or certificates for Warrant Stock so delivered shall be endorsed with a legend in the form contained in Section 5 of the Securities Purchase Agreement and shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.

Except as otherwise provided in Section 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. With the consent of the holder of this Warrant, the Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Current Warrant Price per share of Common Stock then in effect.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the exercise of this Warrant results in a required issuance of a fraction of a share, an amount equal to such fraction multiplied by the Current Market Price per share of Common Stock on the day of delivery of notice of exercise to the Company shall be paid to the holder of this Warrant in cash by the Company.


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               C. TRANSFER, DIVISION AND COMBINATION. Subject to Section 10,
          this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 16, together with a written assignment of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be cancelled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 10 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 10, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

This Warrant may, subject to Section 10, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 10, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

The Company shall pay all expenses, taxes (other than income taxes, if any, of the transferee) and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

               D. ADJUSTMENT OF STOCK UNIT. The number of shares of Common
          Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 4 with respect to any fact or event described herein occurring after the date hereof. The Company will not create any class of Common Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof. Anything contained in this Section 4 notwithstanding, any adjustment made pursuant to any provision of this
          Section 4 shall be made without duplication of an adjustment otherwise required by and made pursuant to another provision of this Section 4 on account of the same facts or events.

                    1. Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:


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               a. take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

               b. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               c. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any event described in CLAUSES (1) THROUGH (3) above shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock constituting a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of event described in CLAUSES (1) THROUGH (3) above.

                    2. CERTAIN OTHER DIVIDENDS AND DISTRIBUTIONS. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

               a. cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date hereof, does not exceed the consolidated net income of the Company and its consolidated subsidiaries earned subsequent to the date hereof determined in accordance with generally accepted accounting principles), or

               b. any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock), or

               c. any warrants, options or other rights to subscribe for or purchase (i) any evidences of its indebtedness (other than Convertible Securities), (ii) any shares of its stock (other than Additional Shares of Common Stock) or (iii) any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock),

then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Current Market Price per share of Common Stock minus the portion applicable to one share of Common Stock of any such cash so distributable (if


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any) and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants, options or other subscription or purchase rights, so distributable (if any). Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holder, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by the Holder. The fees and expenses of such appraiser shall be paid by the Company. A reclassification (other than a change in par value) of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Subsection and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of SUBSECTION A of this Section 4.

                    3. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case at any time or from time to time the Company shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Company or otherwise, any Additional Shares of Common Stock for a consideration per share less than the greater of (i) the Current Market Price per share of Common Stock or (ii) the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of (A) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Warrant Price per share of Common Stock, and
               (ii) the denominator of which shall be the consideration per share received by the Company for such Additional Shares of Common Stock or (B) that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding, plus the number of such Additional Shares of Common Stock so issued, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding, plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock would purchase at the greater of the Current Warrant Price or the Current Market Price per share of Common Stock. For purposes of this Subsection, the date as of which the Current Market Price and the Current Warrant Price per share of Common Stock shall be computed shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock, or (ii) the date of actual issuance of such Additional Shares of Common Stock. The provisions of this Subsection shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Subsection A of this Section 4. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Subsection upon



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               the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants, options or other rights therefor) pursuant to Subsection D or E of this Section 4.

                    4. ISSUANCE OF WARRANTS, OPTIONS OR OTHER RIGHTS. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the greater of (i) the Current Market Price per share of Common Stock or (ii) the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of those numbers determined pursuant to clauses (A) and (B) in the first sentence of Subsection C of this Section 4. All adjustments made pursuant to this Subsection D shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date specified in the last sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities and (iii) the consideration per share received by the Company for such Additional Shares of Common Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence). For purposes of this Subsection, the computation date for subclause (i) above and as of which the Current Market Price and the Current Warrant Price per share of Common Stock shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other



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               rights, (b) the date on which the Company shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

                    5. ISSUANCE OF CONVERTIBLE SECURITIES. In case at any time or from time to time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (i) the Current Market Price per share of Common Stock or (ii) the Current Warrant Price per share of Common Stock, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to be the greater of those numbers determined pursuant to clauses (A) and(B) in the first sentence of Subsection C of this Section 4. All adjustments made pursuant to this Subsection E shall be made on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the computation date specified in the penultimate sentence of this Subsection, (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities and
               (iii) the consideration per share received by the Company for such Additional Shares of Common Stock shall be that number determined by dividing (x) the aggregate consideration for such maximum number of Additional Shares of Common Stock (determined as set forth in clause (ii) of this sentence) by (y) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities (determined as set forth in clause (i) of this sentence). For purposes of this Subsection, the computation date for clause (i) above and as of which the Current Market Price and the Current Warrant Price per share of Common Stock shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities. No adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Subsection D of this Section 4.


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                    6. SUPERSEDING ADJUSTMENT OF STOCK UNIT. If, at any time
               after any adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to the foregoing Subsection D or E of this Section 4 on the basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities, or after any new adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to this Subsection,

               a. such warrants, options or rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion or all of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

               b. the consideration per share for which Additional Shares of Common Stock are issuable pursuant to such warrants, options or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or rights or other Convertible Securities on the basis of:

               c. treating the number of Additional Shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received and receivable therefor, and

               d. treating any such warrants, options or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such expiration or of such increase of the consideration per share for which such Additional Shares of Common Stock are issuable under such warrants, options or rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Section 4 on the basis aforesaid, a new adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                    7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS
               SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 4:

               a. TREASURY STOCK. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of this
          Section 4.

               b. COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holder, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by the Holder. The fees and expenses of such appraiser shall be paid by the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such warrant, options or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities (if any), plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.

               c. WHEN ADJUSTMENTS TO BE MADE. The adjustments required by the preceding Subsections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               d. FRACTIONAL INTERESTS. In computing adjustments under this Section, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

               e. WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                    8. MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Common Stock of the Company in addition to common stock of the successor or acquiring corporation, there shall be either, at the Holder's option, (i) an adjustment in the number of shares of Common Stock thereafter comprising a Stock Unit to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock at the date of such merger, consolidation or disposition, and (y) the denominator of which shall be such Current Market Price per share minus the portion applicable to one share of Common Stock of any cash so distributed and of the fair value of any and all such shares of stock, securities or other property or (ii) the Holder shall have the right to receive such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Common Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event, for each Stock Unit into which the Holder's Warrants are exercisable. Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holder, such determination shall be made by an independent appraiser selected by such Board of Directors and not objected to by the Holder. The fees and expenses of such appraiser shall be paid by the Company. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant and the Securities Purchase Agreement to be performed and observed by the Company and all of the obligations and liabilities hereunder and thereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this
               Section 4. For the purposes of this Section 4 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption. The foregoing provisions of this Subsection shall similarly apply to successive mergers, consolidations or dispositions of assets.

                    9. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action affecting its Common Stock, other than an action described in any of the foregoing Subsections A to H, inclusive, of this Section 4 and the actions described in clauses (i) through (xiv) of the definition of Additional Shares of Common Stock, then, unless in the reasonable opinion of the Board of Directors of the Company such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock comprising a Stock Unit, or the purchase price thereof, shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

                    10. No Adjustments for Certain Transactions. Anything
               contained in this Warrant notwithstanding, the number of shares of Common Stock comprising a Stock Unit and the Purchase Price per Stock Unit shall not be adjusted, nor be subject to adjustment, on account of the granting of any rights under a phantom stock plan, stock appreciation rights plan or other deferred compensation plan to officers, directors or employees of the Company or its affiliates, if (i) no shares of Common Stock are issued or required to be issued under any such plan and (ii) the only consideration paid or payable to any participant in such plan is cash.

               E. NOTICE TO WARRANT HOLDERS.

                    1. NOTICE OF ADJUSTMENT OF STOCK UNIT OR PURCHASE PRICE.
               Whenever the number of shares of Warrant Stock comprising a

               Stock Unit or the Purchase Price per Stock Unit shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by the president of the Company and the principal financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company, of any evidences of indebtedness, shares of stock, other securities or property or warrants, options or other subscription or purchase rights referred to in
               Section 4.B, Section 4.G(2) or Section 4.H) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.H or Section 4.I) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the Purchase Price thereof after giving effect to such adjustment or change. The Company shall promptly, and in any case within 10 days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at its office or agency, maintained for the purpose pursuant to
               Section 16, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

                    2. NOTICE OF CERTAIN CORPORATE ACTION. In case the Company shall propose (a) to pay any dividend payable in cash or in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or
               (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, change to the Company's charter or bylaws, transfer or other disposition of all or substantially all of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall give to each holder of a Warrant, in accordance with Section 17, a notice, certified by the president of the Company and the principal financial officer of the Company, of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, change to the Company's charter or bylaws, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least thirty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

               F. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. Without the prior written consent of the Holder, the Company will not amend its Certificate of Incorporation in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence) or to decrease the par value of Common Stock.

Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof (except that nothing contained in this Warrant certificate shall require the Company to register the Warrants under the Securities Act or any similar federal or state equivalent).

               G. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of
          Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except (i) upon dissolution, liquidation or winding up, or (ii) for purposes of declaring and paying a dividend or matters related to voting by shareholders of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

               H. TRANSFER TAXES. The Company will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

               I. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights, or to any rights as a stockholder of the Company.

               J. RESTRICTIONS ON TRANSFERABILITY. The Warrants and the Warrant Stock shall be transferable only (i) in accordance with the provisions of Section 5 of the Securities Purchase Agreement and (ii) upon compliance with the conditions specified in this Warrant and in compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Warrant or any Warrant Stock, and any holder of this Warrant shall be bound by the provisions of (and entitled to the benefits of) Section 3 hereof.

               K. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               L. REGISTRATION RIGHTS. The Holder shall have registration rights and benefits with respect to any Warrant Stock issuable upon the exercise hereof identical to the rights and benefits (and subject to the same terms and conditions) as those set forth in Section 6 of the Securities Purchase Agreement as if such provisions were set forth herein in their entirety. Nothing in this Section 12 shall limit or reduce the rights and benefits of the Purchaser under the Securities Purchase Agreement.

               M. LOSS, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Holder's or any other institutional holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

               N. FURNISH INFORMATION. The Company agrees that it shall deliver to the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

               O. AMENDMENTS. The terms of this Warrant may be amended, and the observance of any term therein may be waived, only with the written consent of the Holder.

               P. OFFICE OF THE COMPANY. So long as any of the Warrants remains outstanding, the Company shall maintain an office in Houston, Texas where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 3700 Buffalo Speedway, Suite 960 unless and until the Company shall designate and maintain some other office for such purposes and give written notice thereof to the Holder.

               Q. NOTICES GENERALLY. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Company, to:
          Contango Oil and Gas Company
          3700 Buffalo Speedway, Suite 960
          Houston, Texas  77098
          Attention:  Kenneth R. Peak, President and Chief Executive Officer
          Phone:   (713) 960-1901
          Fax:     (713) 960-1065

          WITH A COPY TO:

          Morgan, Lewis & Bockius LLP
          300 South Grand Avenue, 22nd Floor
          Los Angeles, California 90071
          Attention:  Richard A. Shortz, Esq.
          Phone:   (213) 612-2500
          Fax:     (213) 612-2554

     If to Holder, to:
          Trust Company of the West
          865 S. Figueroa Street
          Los Angeles, California 90017
          Attention:  Arthur R. Carlson
          Phone:   (213) 244-0053
          Fax:     (213) 244-0604

          WITH A COPY TO:

          Milbank, Tweed, Hadley & McCloy LLP
          601 S. Figueroa Street, 30th Floor
          Los Angeles, CA  90017
          Attention:  David A. Lamb, Esq.
          Phone:   (213) 892-4000
          Fax:     (213) 629-5063

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

               R. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in its name by its President and Chief Executive Officer.


Dated:  August 24, 2000



                                    CONTANGO OIL & GAS COMPANY, a Nevada
                                    corporation


                                    By: /s/ Kenneth R. Peak
                                        ---------------------------------------
                                        Kenneth R. Peak
                                        President and Chief Executive Officer

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ___________ Stock Units of ___________________, a __________ corporation, purchasable with this Warrant, herewith makes payment therefor on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is ______________.


Dated:




                                         (Signature of Registered Owner)


                                         ---------------------------------------
                                         (Street Address)


                                         ---------------------------------------
                                         (City)           (State)     (Zip Code)

                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:



                                               No. of Stock
Name and Address of Assignee                       Units
----------------------------                   ------------


and does hereby irrevocably constitute and appoint _____________________ attorney to make sure transfer on the books of ________________, a ___________ corporation, maintained for the purpose, with full power of substitution in the premises.


Dated:


                                                 -------------------------------
                                                 Signature



                                                 -------------------------------
                                                 Witness

NOTICE: The signature to the assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.


         [The signature to this assignment must be guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto.]